Exhibit 21.1

	Subsidiaries of Abercrombie & Fitch Co.:	State or Other Jurisdiction of Incorporation or Organization:
1.	Abercrombie & Fitch Holding Corporation (a)	Delaware
2.	Abercrombie & Fitch Distribution Company (b)	Ohio
3.	Abercrombie & Fitch Management Co. (b)	Delaware
4.	A & F Trademark, Inc. (c)	Delaware
5.	Abercrombie & Fitch Stores, Inc. (c)	Ohio
6.	Hollister Co. (c)	Delaware
7.	Abercrombie & Fitch International, Inc. (c)	Delaware
8.	Fan Company, LLC (c)	Ohio
9.	Canoe, LLC (c)	Ohio
10.	Crombie, LLC (c)	Ohio
11.	DFZ, LLC (c)	Ohio
12.	NSOP, LLC (c)	Ohio
13.	J.M.H. Trademark, Inc. (d)	Delaware
14.	J.M. Hollister, LLC (e)	Ohio
15.	Ruehl No. 925, LLC (e)	Ohio
16.	Gilly Hicks, LLC (e)	Ohio
17.	Abercrombie & Fitch Europe SAGL (o)	Switzerland
18.	Abercrombie & Fitch Hong Kong Limited (f)	Hong Kong
19.	AFH Puerto Rico LLC (f)	Ohio (Qualified in PR)
20.	A&F Canada Holding Co. (f)	Delaware
21.	Abercrombie & Fitch Trading Co. (g)	Ohio
22.	AFH Canada Stores Co. (h)	Nova Scotia
23.	AFH Japan GK (i)	Japan
24.	Abercrombie & Fitch Italia SRL (i)	Italy
25.	Abercrombie & Fitch (UK) Limited (i)	United Kingdom
26.	AFH Stores UK Limited (i)	United Kingdom
27.	Abercrombie & Fitch (France) SAS (i)	France
28.	Abercrombie & Fitch (Denmark) ApS (i)	Denmark
29.	Abercrombie & Fitch (Spain) S.L. (i)	Spain
30.	Abfico Netherlands Distribution B.V. (i)	The Netherlands
31.	AFH Hong Kong Limited (i)	Hong Kong
32.	A&F Hollister Ireland Limited (i)	Ireland
33.	AFH Hong Kong Stores Limited (i)	Hong Kong
34.	AFH Singapore Pte. Ltd. (i)	Singapore
35.	A&F HCo Stores AT GmbH (i)	Austria
36.	AFH Belgium SPRL (i)*	Belgium
37.	AFH Korea Yuhan Hoesa (i)	South Korea
38.	AFH Poland Sp. z o.o (i)	Poland
39.	AFHCo Stores Netherlands B.V. (i)	The Netherlands
40.	AFH Fulfillment NL B.V. (i)	The Netherlands
41.	AFH Taiwan Co., Ltd. (i)	Taiwan
42.	AFH Logistics DWC-LLC (i)	United Arab Emirates (Dubai)
43.	Abercrombie & Fitch Procurement Services, LLC (j)	Ohio

44.	Hollister Co. California, LLC (j)	California
45.	AFH Germany GmbH (k)	Germany
46.	AFH Sweden Aktiebolag (k)	Sweden
47.	AFH Trading (Shanghai) Co., Ltd. (l)	China
48.	AFH International Trading Shanghai Co., Ltd. (l)	China
49.	Hollister Fashion L.L.C (m)	United Arab Emirates (Dubai)
50.	AFH BLP HK Limited (i)	Hong Kong
51.	AFH Netherlands I B.V. (f)	The Netherlands
52.	Majid Al Futtaim Fashion Apparel Ready / WLL (p)	Kuwait
53.	Abercrombie Holding B.V. (n)	The Netherlands
54.	Abercrombie Worldwide Holding, LLC (f)	Ohio

(a)	Wholly-owned subsidiary of Abercrombie & Fitch Co., the registrant
(b)	Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation
(c)	Wholly-owned subsidiary of Abercrombie & Fitch Management Co.
(d)	Wholly-owned subsidiary of A&F Trademark, Inc.
(e)	Wholly-owned subsidiary of Abercrombie & Fitch Stores, Inc.
(f)	Wholly-owned subsidiary of Abercrombie & Fitch International, Inc.
(g)	Wholly-owned subsidiary of J.M.H. Trademark, Inc.
(h)	Wholly-owned subsidiary of A&F Canada Holding Co.
(i)	Wholly-owned subsidiary of Abercrombie & Fitch Europe SAGL
(j)	Wholly-owned subsidiary of Abercrombie & Fitch Trading Co.
(k)	Wholly-owned subsidiary of Abfico Netherlands Distribution B.V.
(l)	Wholly-owned subsidiary of AFH Hong Kong Limited
(m)	Subsidiary of Majid Al Futtain Fashion LLC (51.33%) and AFH Logistics DWC-LLC (48.67%)
(n)	Wholly-owned subsidiary of AFH Netherlands I B.V.
(o)	Wholly-owned subsidiary of Abercrombie Holding B.V.
(p)	A&F has no equity interest in this joint venture

*	Abfico Netherlands Distribution B.V. owns three shares (EUR 300.00), or .0018%, of AFH Belgium SPRL. Abercrombie & Fitch Europe SAGL owns the remaining 169,997 shares, or 99.9982%.